UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2016

Camden National Corporation (Exact name of registrant as specified in its charter)

Maine	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2016 Annual Meeting of Shareholders of Camden National Corporation was held on April 26, 2016 at the Point Lookout Conference Center, 67 Atlantic Highway, Lincolnville, Maine. At the Annual Meeting, there were present in person or by proxy 9,153,976 shares of the Company’s common stock, representing approximately 89% of the total outstanding eligible votes. The following is a brief description of each matter voted on at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each matter.

1.  Election of three persons to the Board of Directors, each to serve a three-year term and until his or her successor is elected and qualified:

	For	Against	Abstain	Broker Non-Vote
David C. Flanagan	7,180,027	83,261	51,886	1,838,802
James H. Page, Ph.D.	7,178,533	84,574	52,066	1,838,803
Robin A. Sawyer, CPA	7,189,435	116,563	9,175	1,838,803
Karen W. Stanley	7,186,416	88,090	18,168	1,861,302

The other directors that continued in office after the Annual Meeting are as follows:

Term expires 2017	Term expires 2018
Craig S. Gunderson	Ann W. Bresnahan
John W. Holmes	Gregory A. Dufour
David J. Ott	S. Catherine Longley
John M. Rohman	Carl J. Soderberg
Lawrence J. Sterrs

2.  Non-binding advisory vote on the compensation of the Company’s named executive officers (“Say-on-Pay”):

For	Against	Abstentions	Broker Non-Vote
6,976,803	190,502	147,868	1,838,803

3.  Ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016:

For	Against	Abstentions
9,044,731	70,578	38,667

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2016

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ DEBORAH A. JORDAN
Deborah A. Jordan Chief Operating Officer, Chief Financial Officer, and Principal Financial & Accounting Officer